EXHIBIT 21

                       ELECTRO SCIENTIFIC INDUSTRIES, INC.
                                AND SUBSIDIARIES

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                         SUBSIDIARIES OF THE REGISTRANT
                              As of August 31, 1997



                                                                             Percentage of
                                          State and Country              Voting Securities
Subsidiaries                              Of Incorporation                       Owned (1)
------------                              -----------------              -----------------
Chip Star Inc.                            California                            100%
Chicago Laser Systems, Inc.               Oregon                                100%
CHINT, Ltd.                               U.S. Virgin Islands                   100%
CLS GmbH                                  Germany                               100%
CLS Ltd                                   England                               100%
Dynamotion Merger Corp.                   New York                              100%
ESI BV                                    The Netherlands                       100%
ESI Foreign Sales Corporation             Guam                                  100%
ESI GmbH                                  Germany                               100%
ESI International (DISC)                  Oregon                                100%
ESI KK                                    Japan                                 100%
ESI Korea                                 Korea                                 100%
ESI Ltd                                   England                               100%
ESI SARL                                  France                                100%
ESI SRL                                   Italy                                 100%
Palomar Systems, Inc.                     Oregon                                100%
XRL Corporation                           Oregon                                100%

(1)  Other than qualifying shares, where applicable.
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